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                                EXHIBIT (h)(5)(a)
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                                    EXHIBIT A
                  TO THE EXPENSE LIMITATION AGREEMENT BETWEEN
                          NATIONWIDE SEPARATE ACCOUNT
                 TRUST AND VILLANOVA GLOBAL ASSET MANAGEMENT TRUST
                                SEPTEMBER 1, 2000
                          (AS AMENDED DECEMBER 1, 2001)

NAME OF FUND                                        EXPENSE
                                              LIMITATION FOR FUND
                                              --------------------
Gartmore NSAT Emerging Markets Fund. . . . .  Class I      1.75%*
  Class II . . . . . . . . . . . . . . . . .               2.00%*
  Class III. . . . . . . . . . . . . . . . .               1.75%*

Gartmore NSAT International Growth Fund. . .  Class I      1.60%*
  Class II . . . . . . . . . . . . . . . . .               1.85%*
  Class III. . . . . . . . . . . . . . . . .               1.60%*

Gartmore NSAT Global Leaders Fund. . . . . .  Class I      1.55%*

Gartmore GVIT European Leaders Fund. . . . .  Class I      1.45%*
  Class II . . . . . . . . . . . . . . . . .               1.70%*
  Class III. . . . . . . . . . . . . . . . .               1.45%*

Gartmore NSAT Global Small Companies Fund. .  Class I      1.75%*

Gartmore NSAT OTC Fund . . . . . . . . . . .  Class I      1.60%*

Gartmore GVIT Asia Pacific Leaders Fund. . .  Class I      1.45%*
  Class II . . . . . . . . . . . . . . . . .               1.70%*
  Class III. . . . . . . . . . . . . . . . .               1.45%*

Gartmore GVIT Global Financial Services Fund  Class I     1.35%**
  Class II . . . . . . . . . . . . . . . . .              1.60%**
  Class III. . . . . . . . . . . . . . . . .              1.35%**

Gartmore GVIT Global Utilities Fund. . . . .  Class I     1.15%**
  Class II . . . . . . . . . . . . . . . . .              1.40%**
  Class III. . . . . . . . . . . . . . . . .              1.15%**

-------------------------
*  Effective  until  at  least  May  1,  2003.
** Effective  until  at  least  April  30,  2003.

     VILLANOVA  GLOBAL  ASSET  MANAGEMENT  TRUST

     By:  /s/  Kevin  S.  Crossett
     Name:     Kevin  S.  Crossett
     Title:    V.P.-  Associate  General  Counsel

     NATIONWIDE  SEPARATE  ACCOUNT  TRUST

     By:   /s/  Dina  Tantra
     Name:      Dina  Tantra
     Title:     Assistant  Secretary


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